EXHIBIT 10.4

Joy Global Inc.

September 11, 2012

AMENDMENT #1 TO THE

JOY GLOBAL INC. 2007 STOCK INCENTIVE PLAN

The Joy Global Inc. 2007 Stock Incentive Plan (the “Plan”) is hereby amended as follows, effective with respect to (a) awards granted under the Plan on or after October 27, 2012 (the “Effective Date”), and (b) each award granted under the Plan before, and still outstanding on, the Effective Date (each a “Prior Award”), except that this amendment will not apply to a Prior Award to the extent that this amendment would impair the rights of an Eligible Individual (as defined in the Plan):

1. Section 1(aa) is amended to read:

(aa) “Retirement” means retirement from active employment with the Company, a Subsidiary or an Affiliate at or after age 55 having completed 5 years of continuous service as an employee of the Company, a Subsidiary, or an Affiliate.

2. The definitions of “Early Retirement” and “Normal Retirement” in Sections 1(n) and 1(u), respectively, are deleted and the remaining subsections of Section 1 are renumbered accordingly.